CERTIFICATE OF CORRECTION

TO CORRECT AN ERROR IN

ARTICLES SUPPLEMENTARY CLASSIFYING AUTHORIZED STOCK

OF

T. ROWE PRICE GROWTH STOCK FUND, INC.

T. Rowe Price Growth Stock Fund, Inc., a Maryland corporation (hereinafter, the “Corporation”), having its principal office in Baltimore City, Maryland, hereby certifies to the Maryland State Department of Assessments and Taxation that:

FIRST: Articles Supplementary Classifying Authorized Stock of T. Rowe Price Growth Stock Fund, Inc. (the “Articles”) were dated as of July 15, 2015 and filed of record with the Maryland State Department of Assessments and Taxation on July 21, 2015 and said Articles require correction as permitted by Section 1-207 of the Maryland General Corporation Law.

SECOND: The provisions of Article Second of the Articles as previously filed and to be corrected hereby are as follows:

SECOND: After giving effect to the foregoing classification, the Board of Directors has heretofore duly divided and classified an aggregate of 1,000,000,000 shares of the unissued Common Stock of the Corporation into the following series and classes on the dates indicated in the parentheses following the name of the respective series and classes: T. Rowe Price Growth Stock Fund (April 5, 1950), T. Rowe Price Growth Stock Fund—Advisor Class (October 24, 2001), T. Rowe Price Growth Stock Fund—R Class (September 26, 2002), and T. Rowe Price Growth Stock Fund—I Class (July 15, 2015). Each such series and/or class shall consist, until further changed, of the lesser of (x) 1,000,000,000 shares or (y) the number of shares that could be issued by issuing all of the shares of the Corporation currently or hereafter authorized less the total number of shares of the Corporation then issued and outstanding in all of such series and/or class. All shares of each series and/or class have the powers, preferences, other special rights, qualifications, restrictions and limitations set forth in the Charter. The Board of Directors also has provided for the issuance of the shares of each such series and/or class.

THIRD: The provisions of Article Second of the Articles of Amendment as corrected hereby are as follows:

SECOND: After giving effect to the foregoing classification, the Board of Directors has heretofore duly divided and classified an aggregate of 1,500,000,000 shares of the unissued Common Stock of the Corporation into the following series and classes on the dates indicated in the parentheses following the name of the respective series and classes: T. Rowe Price Growth Stock Fund (April 5, 1950), T. Rowe Price Growth Stock Fund—Advisor Class (October 24, 2001), T. Rowe Price Growth Stock Fund—R Class (September 26, 2002), and T. Rowe Price Growth Stock Fund—I Class (July 15, 2015). Each such series and/or class shall consist, until further changed, of the lesser of (x) 1,500,000,000 shares or (y) the number of shares that could be issued by issuing all of the shares of the Corporation currently or hereafter authorized less the total number of shares of the Corporation then issued and outstanding in all of such series and/or class. All shares of each series and/or class have the powers, preferences, other special rights, qualifications, restrictions and limitations set forth in the Charter. The Board of Directors also has provided for the issuance of the shares of each such series and/or class.

FOURTH: The error, inaccuracy or defect in Article Second of the Articles previously filed is that the aggregate number of shares of the Common Stock of the Corporation to be reclassified were inadvertently listed as One Billion (1,000,000,000) shares, rather than One Billion, Five Hundred Thousand (1,500,000,000) shares.

IN WITNESS WHEREOF, the undersigned, the Vice President of the Corporation, who signed the Articles Supplementary Classifying Authorized Stock being corrected hereby, has caused the same to be executed in the same manner in which the Articles Supplementary Classifying Authorized Stock being corrected hereby were required to be executed on this 8th day of November, 2017.

WITNESS/ATTEST:		T. ROWE PRICE GROWTH STOCK FUND, INC.
/s/Darrell N. Braman	By:	/s/David Oestreicher
Darrell N. Braman, Secretary		David Oestreicher, Vice President

 THE UNDERSIGNED, Vice President of T. Rowe Price Growth Stock Fund, Inc., who executed on behalf of the Corporation the Articles Supplementary of which this Certificate is made a part, hereby acknowledges in the name and on behalf of the Corporation the foregoing Certificate of Correction to be the corporate act of the Corporation and hereby certifies to the best of his or her knowledge, information and belief the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

/s/David Oestreicher

______________________________

David Oestreicher, Vice President

CAPS\Agreements\Articles of Correction\GSFArticles of Correction